SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                              October 20, 2005
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
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            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-----	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
-----	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
-----	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act(17 CFR 240.14d-2(b))
-----	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act(17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 2.05.  Costs Associated with Exit or Disposal Activities
SIGNATURES

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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON D.C., 20549

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

      (a)	On October 20, 2005, the Weyerhaeuser Company Board of Directors
approved the closure of a specialty pulp mill in Cosmopolis, Washington. The 140,000 tons-per-year, 50-year-old Cosmopolis mill makes specialty pulp for plastics, photographic papers and cigarette filters, employing approximately 245 hourly and salaried people. As the company's only specialty pulp operation, it is not competitive with other companies in this market and is not a strategic fit for the company. The capital needs of the mill combined with increasing operating costs -- particularly for energy and chemicals - erode the mill's competitive position. The date operations will cease will be determined in 2006, based on customer contracts.

	(b)	In the third quarter of 2005, the company recognized a charge to earnings in the amount of $15 million pre-tax relating to the impairment of the assets in connection with the closure of the Cosmopolis pulp facility, and a charge of $13 million, pre-tax for termination benefits.

	(c) In the third quarter of 2005, the company recognized total charges in the amount of $28 million pre-tax relating to the closure of the Cosmopolis pulp facility.

	(d)	The company expects to incur $13 million of cash expenditures relating to termination benefits.

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WEYERHAEUSER COMPANY

                                     By   /s/ Steven J. Hillyard
                                          ---------------------------
                                     Its: Vice President and
                                          Chief Accounting Officer
Date:  October 20, 2005
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